Exhibit 99.1

FOR IMMEDIATE RELEASE

Lee R. McCracken joins the Board of Directors of HTG Molecular Diagnostics

TUCSON, Ariz. (Oct. 27, 2015) – HTG Molecular Diagnostics, Inc. (Nasdaq:HTGM), a provider of instruments and reagents for molecular profiling applications, announced today that Lee R. McCracken has been appointed to its Board of Directors.

Mr. McCracken is an executive leader whose experience spans start-ups to commercial organizations with significant revenues. In addition, he has substantial experience in the diagnostic and pharmaceutical sectors. In 2014, Mr. McCracken was appointed Chief Executive Officer of Gensignia Life Sciences, a privately held molecular diagnostics company focused on the development and global commercialization of miRNA diagnostics for the early detection of lung cancer and other cancers using digital information technology. Mr. McCracken was previously President and CEO of Pathwork Diagnostics, a venture capital-backed company commercializing the Pathwork® Tissue of Origin Test, an FDA-cleared and Medicare-reimbursed molecular diagnostic test.

Previously, Mr. McCracken served as Corporate Head of Business Development at Prometheus Laboratories, a leading personalized medicine company with diagnostic and pharmaceutical products in gastroenterology and oncology, which grew to over $500 million in sales prior to its acquisition by Nestle Health Science. Earlier, Mr. McCracken was SVP Pharma Business Development of Diversa, a genomic technology company, which merged into Verenium, President & CBO of GenStar Therapeutics, a pre-clinical gene therapy company, which merged into Corautus, and SVP Corporate Development of CombiChem, a venture capital-backed start-up company, which was acquired by DuPont Pharmaceuticals.

“Lee brings significant executive experience in developing successful strategies for early stage high growth diagnostic and genomic businesses. We are privileged to have him on our board of directors and I look forward to working with Lee as we build HTG Molecular Diagnostics into a leader in molecular profiling,” said TJ Johnson, President and CEO of HTG Molecular Diagnostics.

“I’m excited about the opportunity to work with TJ, the board and the management team to assist them in realizing HTG’s significant potential in NGS-based diagnostics” said Mr. McCracken. “HTG’s technology enables a unique opportunity to democratize molecular profiling and improve patient care delivered at the local level.”

Mr. McCracken also held positions in the venture capital industry with Union Venture and 3i Capital (a U.S. subsidiary of 3i Group plc). He received an M.B.A. (Strategy / Venture Capital) from UCLA Anderson School of Management, an M.S. in Computer Science from the University of Dayton, and a B.S. from Santa Clara University.

About HTG Molecular Diagnostics:

Headquartered in Tucson, Arizona, HTG’s mission is to empower precision medicine at the local level. In 2013 the company commercialized its HTG Edge instrument platform and a portfolio of RNA assays that leverage HTG’s proprietary nuclease protection chemistry. HTG’s product offerings have since expanded to include its HTG EdgeSeq product line, which automates sample and targeted library preparation for next-generation sequencing. Additional information is available at www.htgmolecular.com.

Safe Harbor Statement:

Statements contained in this press release regarding matters that are not historical facts are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements associated with our business and capabilities of our technology. Words such as “believes,” “anticipates,” “plans,”

“expects,” “intends,” “will,” “goal,” “potential” and similar expressions are intended to identify forward-looking statements, though not all forward-looking statements necessarily contain these identifying words. These forward-looking statements are based upon management’s current expectations, are subject to known and unknown risks, and involve assumptions that may never materialize or may prove to be incorrect. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of various risks and uncertainties, including, without limitation, risks associated with trends in market development; market acceptance of our technical solution and/or products; trends in sample requirements; our ability to successfully commercialize our products; and our ability to manufacture our products to meet demand. These and other factors are described in greater detail in our filings with the Securities and Exchange Commission, including without limitation our Quarterly Report on Form 10-Q for the Quarter ended June 30, 2015. All forward-looking statements contained in this press release speak only as of the date on which they were made, and we undertake no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made.

Contact:

Westwicke Partners

Jamar Ismail

Phone: 415-513-1282

Email: jamar.ismail@westwicke.com

TJ Johnson

President / CEO

HTG Molecular Diagnostics

Phone: 520-547-2827 x130

Email: tjjohnson@htgmolecular.com